                                                                  EXHIBIT 23.2.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form SB-2
(Registration No. 333-          ) of our report, which includes an explanatory
paragraph related to substantial doubt about the Company's ability to continue as a going concern, dated April 22, 1998, on our audit of the consolidated financial statements of U.S. OnLine Communications L.L.C. We also consent to the reference to our firm under the caption "Experts".

COOPERS & LYBRAND L.L.P.

Austin, Texas
May 4, 1998